Exhibit 99.1

Stereotaxis Announces Multiple Positive Strategic Updates

- $24 Million Equity Investment -

- Recruitment of Highly Experienced Board Members -

- Retirement of Debt at Significant Discount -

ST. LOUIS, MO, Sept. 27, 2016 – Stereotaxis, Inc. (OTCQX: STXS), a global leader in innovative robotic technologies for the treatment of cardiac arrhythmias, today announced that it has signed definitive agreements for multiple transactions that significantly strengthen the company’s financial position and help accelerate and enhance its strategic market growth initiatives. These transactions include an equity financing of $24 million, the satisfaction in full of outstanding debt to Healthcare Royalty Partners for a payment of $13 million, and the addition to the board of three new directors with significant operational and financial experience in the medical device industry.

“We are very pleased to have the support of these esteemed institutional and individual investors as we continue to pioneer and bring the advantages of high levels of automation to complex cardiac ablation procedures,” said William C. Mills, Stereotaxis Chief Executive Officer and Chairman. “Moreover, we are excited to work closely with each of the new board members, who bring with them a fresh perspective and a proven ability to build strong businesses and clinically meaningful technologies that create value for patients, clinicians and shareholders. The confidence each of these investors has demonstrated through significant commitments further validates the potential we see for Stereotaxis to become the standard of care in an expanding market of procedures that can be improved by our technology.”

Equity Investment

Stereotaxis will receive a $24 million upfront investment upon the issuance of convertible preferred stock with a conversion price of $0.65, a 10% premium to yesterday’s closing price and a 6% premium to the 10-day volume-weighted average price. The Company will have the opportunity to receive up to an additional $25.8 million in the future upon the exercise of warrants. The private placement is expected to close this week subject to standard closing conditions. Additional details regarding the offering will be included in the Form 8-K to be filed by Stereotaxis with the Securities and Exchange Commission.

The investment is co-led by DAFNA Capital Management, LLC and Mr. Joe Kiani. DAFNA Capital is an SEC registered investment advisor with a highly successful investment track record of over 17 years focused on compelling innovations in biotechnology and medical devices. Mr. Kiani is the Founder, Chief Executive Officer and Chairman of Masimo, a global medical device company and leader in noninvasive patient monitoring technologies. He has led Masimo from inception in 1989 to a company with 2015 revenue of $630 million, 2015 operating income of $120 million, and a current market capitalization of near $3 billion.

“We look at hundreds of companies every year, and more specifically have followed the range of innovations in medical robotics and arrhythmia ablation technologies for many years,” said David

Fischel, Principal at DAFNA Capital. “Stereotaxis stands out in terms of the discrepancy between the value of its technically complex products with proven clinical benefit and its valuation. We are glad that this financing will provide the company the opportunity to execute on its innovation and growth initiatives. I look forward to working with the Stereotaxis team to realize their full potential.”

“When I was introduced to Stereotaxis it reminded me in some ways of Masimo in our early years – a highly sophisticated technology with the potential to significantly improve patient outcomes, but struggling through the difficulties of being a small company commercializing in the complicated healthcare ecosystem,” said Mr. Kiani. “I look forward to contributing to the effort to make robotic navigation available to electrophysiologists and arrhythmia patients, and to helping make Stereotaxis a highly successful company.”

Additional investors in the financing include clients of Arbiter Partners Capital Management, Chi-Rho Financial, GLL Investors, Mr. Andrew Redleaf, and Stereotaxis incoming board member Dr. Arun Menawat and existing board member Mr. Fred Middleton.

Board of Directors

In connection with this investment, Mr. Joe Kiani, Arun Menawat, Ph.D., and Mr. David Fischel will join the Stereotaxis Board of Directors, effective immediately at closing.

Mr. Kiani, as described previously, is the Founder and CEO of Masimo, a global leader in innovative noninvasive monitoring technologies. In 2010, Mr. Kiani and Masimo created the Masimo Foundation for Ethics, Innovation, and Competition in Healthcare, which is dedicated to encouraging and promoting activities that improve patient safety and deliver advanced healthcare worldwide. Mr. Kiani earned both his bachelor’s and master’s degrees in electrical engineering from San Diego State University.

Dr. Menawat is CEO of Profound Medical Inc., a medical device company that is driving commercialization of real-time MRI-guided ablation treatment for prostate cancer. Prior to that, he was CEO of Novadaq Technologies Inc. Under his 13-year tenure at Novadaq, he transformed the company from a small private pre-commercial company into the leader in intraoperative imaging and was instrumental in signing strategic partnerships with companies including Intuitive Surgical, LifeCell, and KCI. Dr. Menawat earned a Ph.D. in Chemical Engineering from the University of Maryland and an Executive MBA from the J.L. Kellogg School of Management, Northwestern University.

Mr. Fischel has served as DAFNA Capital’s primary portfolio manager for medical device investments for over eight years. Prior to joining DAFNA Capital, he was a research analyst at SCP Vitalife, a healthcare venture capital fund. Mr. Fischel completed his B.S. magna cum laude in Applied Mathematics with a minor in Accounting at the University of California at Los Angeles and received his MBA from Bar-Ilan University in Tel Aviv. He is a Certified Public Accountant, Chartered Financial Analyst and Chartered Alternative Investment Analyst.

Retirement of Debt

Stereotaxis has agreed with its creditor Healthcare Royalty Partners to satisfy in full its debt obligations for a payment of $13 million. The principal value of that debt stood at $18.4 million as of June 30, 2016 and carried a 16% interest rate.

“We intend over the coming months to explore additional debt funding on terms significantly more attractive than our previous royalty-backed debt,” said Mr. Mills. “We believe that this funding, combined with our strong new balance sheet resulting from the transactions described today, should provide us with the opportunity to achieve profitability given our global growth initiatives.”

The securities to be issued upon the closing of the private placement transaction described in this press release have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and unless so registered, any such securities may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement with the SEC covering the resale of the shares issuable upon conversion of the preferred stock and upon exercise of the warrants sold in the private placement following the closing of the transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Stereotaxis

Stereotaxis is a healthcare technology and innovation leader in the development of robotic cardiology instrument navigation systems designed to enhance the treatment of arrhythmias and coronary disease, as well as information management solutions for the interventional lab. Over 100 issued patents support the Stereotaxis platform, which helps physicians around the world provide unsurpassed patient care with robotic precision and safety, improved lab efficiency and productivity, and enhanced integration of procedural information. Stereotaxis’ core Epoch® Solution includes the Niobe® ES remote magnetic navigation system, the Odyssey® portfolio of lab optimization, networking and patient information management systems, and the Vdrive® robotic navigation system and consumables.

The core components of Stereotaxis’ systems have received regulatory clearance in the United States, European Union, Canada, China, Japan, and elsewhere. The V-Sono™ ICE catheter manipulator, V-Loop™ variable loop catheter manipulator, and V-CAS™ catheter advancement system have received clearance in the United States, Canada, and the European Union. The V-CAS Deflect™ catheter advancement system has been CE Marked for sale in the European Union. For more information, please visit www.stereotaxis.com.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to raise additional capital on a timely basis and on terms that are acceptable, its ability to continue to manage expenses and cash burn rate at sustainable levels, its ability to continue to work with lenders to extend, repay or refinance indebtedness, or to obtain additional debt financing, in either case on acceptable terms, continued acceptance of the Company’s products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase its systems and the timing of such purchases, competitive factors, changes resulting from healthcare reform in the United States, including changes in government reimbursement procedures, dependence upon third-party vendors, timing of regulatory approvals, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. There can be no assurance that the Company will recognize revenue related to its purchase orders and other commitments in any particular period or at all because some of these purchase orders and other commitments are subject to contingencies that are outside of the Company’s control. In addition, these orders and commitments may be revised, modified, delayed or canceled, either by their express terms, as a result of negotiations, or by overall project changes or delays.

STXS Company Contact:	STXS Investor Contact:
Martin Stammer	Todd Kehrli / Jim Byers
Chief Financial Officer	MKR Group, Inc.
314-678-6155	323-468-2300
stxs@mkr-group.com